UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2020

Green Brick Partners, Inc.
 (Exact name of registrant as specified in its charter)

Delaware		001-33530	20-5952523
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification Number)
2805 Dallas Pkwy	,	Ste 400
Plano	,	TX	75093
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code			(469)	573-6755

(Former name or former address, if changed since last report.) Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GRBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 26, 2020, Green Brick Partners, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with The Prudential Insurance Company of America and Prudential Universal Reinsurance Company (together, the “Purchasers”), pursuant to which the Company issued to the Purchasers $37.5 million aggregate principal amount of senior unsecured notes (the “Notes”) due on August 26, 2027 at a fixed rate of 3.35% per annum in a Section 4(a)(2) private placement transaction. The Company expects to use the proceeds from the issuance of the Notes to repay borrowings under the Company’s existing revolving credit facilities, to pay fees and expenses incurred in connection with the transaction and for general corporate purposes. Interest will be payable quarterly in arrears commencing on November 26, 2020.

The Notes are guaranteed on a senior unsecured basis (the “Guarantees”) by the Company’s Significant Subsidiaries (as defined in the Note Purchase Agreement) and certain other subsidiaries pursuant to a Guaranty Agreement entered into on August 26, 2020 by such subsidiary guarantors named therein (the “Guarantors”). The Notes and the Guarantees will be the Company’s and the Guarantors’ senior unsecured obligations and will rank equally in right of payment with all of the Company’s and Guarantors’ existing and future senior unsecured debt and will be senior in right of payment to all of the Company’s and Guarantors’ future subordinated debt. The Notes and the Guarantees will be effectively subordinated to any of the Company’s or Guarantors’ existing and future secured debt, to the extent of the value of the assets securing such debt.

Under the terms of the Note Purchase Agreement, the Company is required, among other things, to maintain compliance with various financial covenants, including maximum leverage ratios, a minimum interest coverage ratio, and a minimum consolidated tangible net worth. The Note Purchase Agreement also contains other customary covenants and customary default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults with other indebtedness and guarantor defaults.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BRICK PARTNERS, INC.
By:	/s/ Richard A. Costello
Richard A. Costello
Chief Financial Officer

Date: August 26, 2020